UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                September 4, 2003
                         --------------------------------
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
                         --------------------------------
             (Exact name of registrant as specified in its charter)

       Nevada                          000-27119                 22-2436721
       ------                          ---------                 -----------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)               Number)                 Identification No.)

              1345 Campus Parkway, Wall Township, New Jersey 07753
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 919-2799
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                ----------------
                         (Former name or former address,
                          if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On September 4, 2003, Medi-Hut Co., Inc. (the "Company") issued a press release announcing the ruling by the United States District Court for the Eastern District of New York in the Company's previously announced action against Syntho Pharmaceuticals Inc. ("Syntho"), Breckenridge Pharmaceuticals Inc. and others arising from Syntho's alleged breach of its agreement granting the Company the exclusive right to distribute in the United States Syntest, a generic hormone replacement drug, and alleged related wrongs by others. The court denied the Company's request for a preliminary injunction against Syntho holding the Company had available adequate monetary damages for the alleged breach. The Company is continuing the remainder of its action against Syntho, Breckenridge and the other defendants and is seeking monetary damages for the alleged wrongful actions of the defendants regarding the Company's exclusive contract for the distribution of Syntest.

A copy of the Company's press release is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

              1. Copy of the Press Release of the Company dated September 4,
                 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 4, 2003

                                    MEDI-HUT CO., Inc.


                                    By: /s/ David LaVance
                                        ----------------------------------------
                                    Name: David R. LaVance
                                    Title:  Chairman and Chief Executive Officer